Exhibit 99.1

VR Holdings Signs Letter of Intent to Acquire Litigation Dynamics

Proposed Merger to Provide Operations in Hosted eDiscovery and Litigation Support Services

CHESTER, MD, November 7, 2011 – VR Holdings, Inc., (OTCBB: VRHD), whose sole asset is a lawsuit against certain lenders of a subsidiary company and its affiliates, today announced that it has signed a letter of intent to acquire Houston, TX-based Litigation Dynamics, Inc., a provider of hosted litigation eDiscovery software and support services.

Terms of the proposed merger call for VR Holdings to form a wholly owned subsidiary, which will then merge with Litigation Dynamics. Shareholders of Litigation Dynamics will receive a total of 17.5 million shares of VR Holdings in exchange for 100% of Litigation Dynamics stock, plus an additional 20 million shares pending increased revenues. The merger is subject to customary closing conditions, including completion of traditional due diligence, signing of a Definitive Agreement.

“We are delighted to be merging with Litigation Dynamics, which provides VR Holdings with tangible assets and operations in hosted litigation software and support services,” stated John E. Baker, Chief Executive Officer of VR Holdings, “As a progressive player in the litigation support business, Litigation Dynamics’ unique products and service offerings in corporate and government litigation, is expected to play a significant role in support of our lawsuit and supports the plan as described in our prospectus to enter into litigation-related businesses.”

Baker pointed out that VR Holdings’ $2 billion lawsuit (including 3.5 years additional interest, lost earnings and legal fees) against Cerberus Capital Management, Madeleine LLC and Gordon Brothers Group is now in Illinois State Court.

Zane Russell, Chief Executive Officer of Litigation Dynamics, stated, “The proposed merger with VR Holdings, Inc., provides our shareholders with the advantage of a liquid public market and access to capital in order to finance our strategy of acquiring ‘best in breed’ eDiscovery litigation services companies, while at the same time providing VR Holdings with additional technical knowhow it needs to pursue its lawsuit, which we believe has great merit.”

About Litigation Dynamics, Inc. (http://www.litdyn.com): Litigation Dynamics was formed in 1997 as a company to manage several services, case productions, and companies associated with litigation services. Litigation Dynamics represents services that ensure efficient, cost-effective and accurate electronic data discovery. Leveraging unique expertise and industry experience in corporate and government litigation, Litigation Dynamics resolves even the most complex challenges in eDiscovery and provides the only tool that can handle the complete EDRM (Electronic Discovery Reference Model) spectrum.

About VR Holdings, Inc. (http://www.vrholdings.net): VR Holdings is, it believes, the only US corporation to go public with its only asset being a claim in a major lawsuit. It is the intention of the company to diversify into litigation based services, as indicated by this first proposed acquisition, plus the financing of appropriate lawsuits in which VRHD will take an equity interest, a practice now common in the UK. You can read the registration statement filed with the Securities and Exchange Commission by visiting http://www.vrholdings.net/legal_documents.html

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words “believes,” “expects,” “anticipates” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements. Certain risks are detailed in the Company’s Form 10-K and other periodic filings with the Securities Exchange Commission at www.sec.gov. This news release speaks as of the date first set forth above and the Company assumes no responsibility to update the information included herein for events occurring after the date hereof. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sales of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact:

VR Holdings:

John E. Baker, President, VR HOLDINGS, 443-519-0129 Martin Cohn, Cohn Public Relations, 802-221-4821, martin@cohnpr.com

Litigation Dynamics, Inc.:

Zane Russell, President, Litigation Dynamics, Inc., 888-363-6006, zrussell@litdyn.com